                                                                  EXHIBIT 99.1
                                                          News Release

                                             Contact:
                                                         Joe Baj, VP & Treasurer
                                                         (713)-267-7605
                                                         Linda McNeill, Treasury Manager
                                                         (713)-267-7622

BRISTOW GROUP REPORTS RECORD FISCAL 2007 FOURTH QUARTER AND
YEAR-END FINANCIAL RESULTS

HOUSTON, May 22, 2007 – Bristow Group Inc. (NYSE: BRS) today reported record financial results for its fiscal 2007 fourth quarter and year ended March 31, 2007.

Highlights include:

For the fiscal year ended March 31, 2007:

▪	Bristow’s results were the highest ever in the Company’s history for revenue, operating income, net income and earnings per share;

▪	Total revenue of $897.9 million increased by 16.8 percent over the fiscal year ended March 31, 2006, due to increased flight hours, improved pricing and the addition of new aircraft;

▪
Operating income of $115.3 million increased by 56.2 percent over the fiscal year ended March 31, 2006, primarily due to increases in revenue and gains on sales of aircraft, partially offset by higher maintenance and salary expense;

▪	Net income of $74.2 million rose 28.3 percent versus net income for the fiscal year ended March 31, 2006;

▪
Diluted earnings per share increased 11.8 percent to $2.74 compared to the prior year.  Diluted earnings per share for the fiscal year ended March 31, 2007 assumes the conversion of the Company’s Mandatory Convertible Preferred Stock, which adds approximately 3.4 million shares to the weighted average diluted shares outstanding for fiscal year 2007.

For the quarter ended March 31, 2007:

▪
Bristow achieved record quarterly revenue of $228.7 million, an increase of 13.6 percent over the fourth quarter of fiscal year 2006.  Revenue gains occurred in most of our business units, driven by a favorable change in mix of aircraft operating, improved pricing and the addition of new aircraft;

▪
Operating income of $32.4 million increased by 71.2 percent over the fourth quarter of fiscal year 2006, primarily due to increases in revenue and gains on sales of aircraft, partially offset by higher maintenance and salary expense;

▪	Net income of $27.4 million increased 54.0 percent versus net income for the fourth quarter of fiscal year 2006;

▪
Diluted earnings per share increased 21.3 percent to $0.91 compared to the fourth quarter of fiscal year 2006, primarily due to the higher level of operating income.  Diluted earnings per share for the fourth quarter of fiscal year 2007 assumes the conversion of the Company’s Mandatory Convertible Preferred Stock, which adds approximately 6.5 million shares to the weighted average diluted shares calculation for the fourth quarter of fiscal year 2007.

Capital and Liquidity:

▪	The March 31, 2007 consolidated balance sheet reflects $871.7 million in stockholders’ investment and $259.1 million of indebtedness, or 22.9 percent leverage;

▪	We had $184.2 million in cash and an undrawn $100 million revolving credit facility;

▪	We generated $104.4 million in cash from operations and spent $304.8 million on capital expenditures, primarily for aircraft, during the fiscal year ended March 31, 2007;

▪	Aircraft purchase commitments totaled $331.6 million, with options totaling $739.7 million as of March 31, 2007.

William E. Chiles, president and chief executive officer of Bristow Group Inc., said, “We are very pleased with our latest fiscal year and quarterly results.  This record performance is the result of our strategic efforts over the past year to improve our position, take advantage of expanding business opportunities and to improve our financial performance.  I am further encouraged that the Company is still at an early stage of our growth plans, which call for an expansion of our fleet capacity as well as improvements in margins and operating efficiencies.  Based on continued robust demand for our services and the limited supply of aircraft, we ordered additional large aircraft during the fourth quarter of fiscal year 2007.  We expect to realize the earnings power of our investments in these and other new aircraft throughout fiscal 2008 and 2009, as we place these new aircraft into service.”

CONFERENCE CALL

Management will conduct a conference call starting at 10:00 a.m. EDT (9:00 a.m. CDT) on Wednesday, May 23, 2007, to review financial results for the fiscal quarter and year ended March 31, 2007.  The conference call can be accessed as follows:

Via Webcast:
•	Visit Bristow Group’s investor relations Web page at http://www.bristowgroup.com

•	Live: Click on the link for “Q4 2007 Bristow Group Inc. Earnings Conference Call”

•	Replay: A replay via webcast will be available approximately one hour after the call’s completion

Via Telephone within the U.S.:
•	Live: Dial toll free (800) 218-0204

•	Replay: A telephone replay will be available through June 6, 2007, by dialing toll free (800) 405-2236, passcode: 11089243

Via Telephone outside the U.S.:
•	Live: Dial (303) 262-2130

•	Replay: A telephone replay will be available through June 6, 2007 by dialing (303) 590-3000, passcode: 11089243

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is the leading provider of helicopter services to the worldwide offshore energy industry based on the number of aircraft operated.  Through its subsidiaries, affiliates and joint ventures, the Company has major transportation operations in the U.S. Gulf of Mexico and the North Sea, and in most of the other major offshore oil and gas producing regions of the world, including Alaska, Australia, Mexico, Nigeria, Russia and Trinidad. Additionally, the Company is a leading provider of production management services for oil and gas production facilities in the U.S. Gulf of Mexico.  The Company's common stock trades on the New York Stock Exchange under the symbol BRS.  For more information, visit the Company’s website at www.bristowgroup.com.

FORWARD-LOOKING STATEMENTS DISCLOSURE

Statements contained in this news release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements.  These forward-looking statements include statements regarding customer demand, future results, the addition of new aircraft to our fleet, future investments and earnings power of aircraft.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2007.  Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

(financial tables follow)

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
	(Unaudited)
Gross revenue:
Operating revenue from non-affiliates	$189,316	$170,591	$753,744	$636,887
Operating revenue from affiliates	13,759	9,604	48,170	51,832
Reimbursable revenue from non-affiliates	23,136	19,770	90,020	75,861
Reimbursable revenue from affiliates	2,537	1,366	5,927	4,360
	228,748	201,331	897,861	768,940
Operating expenses:
Direct cost	147,971	137,336	586,506	512,518
Reimbursable expense	25,420	20,411	94,685	78,525
Depreciation and amortization	10,563	10,096	42,643	42,256
General and administrative	17,302	15,943	69,342	61,948
Gain on disposal of assets	(4,911)	(1,378)	(10,618)	(102)
	196,345	182,408	782,558	695,145
Operating income	32,403	18,923	115,303	73,795
Earnings from unconsolidated affiliates, net of losses	6,030	4,988	11,423	6,758
Interest income	2,750	1,280	8,950	4,159
Interest expense	(2,294)	(3,401)	(10,940)	(14,689)
Other income (expense), net	2,320	304	(8,998)	4,612
Income before provision for income taxes and minority interest	41,209	22,094	115,738	74,635
Provision for income taxes	(13,642)	(4,154)	(40,366)	(16,607)
Minority interest	(150)	(135)	(1,200)	(219)
Net income	27,417	17,805	74,172	57,809
Preferred stock dividends	(3,162)	—	(6,633)	—
Net income available to common stockholders	$24,255	$17,805	$67,539	$57,809

Earnings per common share:
Basic	$1.03	$0.76	$2.87	$2.48
Diluted	$0.91	$0.75	$2.74	$2.45

Weighted average common shares outstanding:
Basic	23,560	23,361	23,496	23,341
Diluted	30,179	23,594	27,055	23,604

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 31,	March 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$184,188	$122,482
Accounts receivable from non-affiliates, net of allowance for doubtful accounts of $2.0 million and $4.6 million, respectively	158,770	144,521
Accounts receivable from affiliates, net of allowance for doubtful accounts of $3.2 million and $4.6 million, respectively	17,199	15,884
Inventories	157,870	147,860
Prepaid expenses and other	17,947	16,519
Total current assets	535,974	447,266
Investments in unconsolidated affiliates	46,828	39,912
Property and equipment — at cost:
Land and buildings	51,850	40,672
Aircraft and equipment	1,141,578	838,314
	1,193,428	878,986
Less: accumulated depreciation and amortization	(301,520)	(263,072)
	891,908	615,914
Goodwill	20,368	26,837
Prepaid pension costs	—	37,207
Other assets	10,725	9,277
	$1,505,803	$1,176,413
LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current liabilities:
Accounts payable	$42,343	$41,227
Accrued wages, benefits and related taxes	38,281	45,958
Income taxes payable	4,377	6,537
Other accrued taxes	9,084	6,471
Deferred revenues	16,283	9,994
Accrued maintenance and repairs	12,309	10,865
Other accrued liabilities	22,828	20,218
Deferred taxes	17,611	5,025
Short-term borrowings and current maturities of long-term debt	4,852	17,634
Total current liabilities	167,968	163,929
Long-term debt, less current maturities	254,230	247,662
Accrued pension liabilities	113,069	136,521
Other liabilities and deferred credits	17,345	18,016
Deferred taxes	76,089	68,281
Minority interest	5,445	4,307
Commitments and contingencies
Stockholders' investment:
5.50% mandatory convertible preferred stock, $.01 par value, authorized and outstanding 4,600,000 shares; entitled on liquidation to $230 million; net of offering costs of $7.4 million	222,554	—
Common Stock, $0.01 par value, authorized 35,000,000 shares; outstanding: 23,585,370 shares as of March 31, 2007 and 23,385,473 shares as of March 31, 2006 (exclusive of 1,281,050 treasury shares)	236	234
Additional paid-in capital	169,353	158,762
Retained earnings	515,589	447,524
Accumulated other comprehensive loss	(36,075)	(68,823)
	871,657	537,697
	$1,505,803	$1,176,413

BRISTOW GROUP INC. AND SUBSIDIARIES
CORPORATE ITEMS AFFECTING THE COMPARABILITY OF RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2007			2006
	Pre-tax Earnings	Net Income	Diluted Earnings Per Share	Pre-tax Earnings	Net Income	Diluted Earnings Per Share
Investigations:
SEC (1)	$—	$—	$—	$(284)	$(185)	$(0.01)
DOJ (2)	(380)	(247)	(0.01)	(1,188)	(772)	(0.03)
Brazilian joint venture (3)	2,450	1,593	0.05	—	—	—
Resolution of tax contingencies (4)	—	1,113	0.04	—	2,800	0.12
Preferred Stock (5)	1,683	1,094	(0.21)	—	—	—
Total	$3,753	$3,553	$(0.13)	$(1,472)	$1,843	$0.08
	Twelve Months Ended March 31,
	2007			2006
	Pre-tax Earnings	Net Income	Diluted Earnings Per Share	Pre-tax Earnings	Net Income	Diluted Earnings Per Share
Investigations:
SEC (1)	$(3,109)	$(2,021)	$(0.07)	$(10,492)	$(6,820)	$(0.29)
DOJ (2)	(1,923)	(1,250)	(0.05)	(2,583)	(1,679)	(0.07)
Acquisitions and divestitures:
Brazilian joint venture (3)	2,450	1,593	0.06	(1,040)	(676)	(0.03)
Expense of previously deferred acquisition costs (6)	(1,889)	(1,228)	(0.05)	—	—	—
Turbo asset sale (7)	120	(2,424)	(0.09)	—	—	—
Resolution of tax contingencies (4)	—	3,413	0.13	—	11,400	0.48
Foreign currency transaction gains (losses) (8)	(9,763)	(6,346)	(0.23)	5,404	3,513	0.15
Preferred Stock (5)	4,288	2,787	(0.30)	—	—	—
Total	$(9,826)	$(5,476)	$(0.60)	$(8,711)	$5,738	$0.24
______

(1)
Represents costs incurred in conjunction with the SEC investigation regarding findings resulting from the internal review initiated by the Audit Committee of our board of directors in fiscal year 2005 of certain payments made by two of our affiliated entities in a foreign country.  The costs incurred for the twelve months ended March 31, 2007, consist primarily of $3.0 million (pre-tax) recorded for costs and fees we currently expect to incur in connection with the resolution of the SEC investigation, a substantial portion of which relates to legal fees.  There can be no assurance that these amounts currently recorded will be sufficient to resolve such matters or that such matters can ultimately be resolved until final action by the SEC.  These costs are included in general & administrative costs in our consolidated statements of income.

(2)
Represents legal and other professional fees incurred in connection with a document subpoena received from the Antitrust Division of the DOJ in June 2005, which related to a grand jury investigation of potential antitrust violations among providers of helicopter transportation services in the U.S. Gulf of Mexico focusing on activities during the period from January 1, 2000 to June 13, 2005.  These costs are included in general & administrative costs in our consolidated statements of income.

(3)
Represents a gain on the sale of our investment in a Brazilian joint venture in March 2007.  We had previously recorded an impairment charge during the three months ended December 31, 2005 to reduce the recorded value of our 50 percent investment in this joint venture, as we expected at that time that our investment would not be recoverable.  These amounts are included in other income (expense), net in our consolidated statements of income.

(4)
Represents the resolution of tax contingencies resulting from our evaluation of the need for certain tax reserves in light of the expiration of the related statutes of limitations in the applicable periods.  These amounts represent a direct reduction in our provision for income taxes in our consolidated statements of income.

(5)
Represents the effect of the preferred stock offering completed in September and October 2006.  The net income effect results from interest income earned on cash proceeds generated from the offering.  Diluted earnings per share for the three and twelve months ended March 31, 2007 was reduced by the effect of the inclusion of weighted average shares resulting from the assumed conversion of the preferred stock at the conversion rate that results in the most dilution, partially offset by the impact of higher interest income.

(6)
Represents expense recorded in December 2006 for acquisition costs previously deferred in connection with an acquisition we were evaluating as we determined that the acquisition is no longer probable.  This expense is included within other income (expense), net in our consolidated statements of income.

(7)
On November 30, 2006, we completed a sale of the assets of our aircraft engine overhaul business, Turbo, to Timken Alcor Aerospace Technologies, Inc. for approximately $14.6 million, including estimated post-closing adjustments.  The sale was effective November 30, 2006 and resulted in a pre-tax gain of $0.1 million, which is included in gain on disposition of assets in our consolidated statements of income.  However, the transaction resulted in additional tax expense of $2.5 million related to non-deductible goodwill recorded at the time we acquired Turbo in 2001.

(8)
Represents foreign currency transaction gains and losses resulting from changes in exchange rates during the applicable periods, primarily related to the British pound sterling.  These gains and losses arose primarily from U.S. dollar-denominated transactions entered into by Bristow Aviation Holdings, Ltd., one of our consolidated subsidiaries (whose functional currency is the British pound sterling).  The effects of these foreign currency transaction gains and losses were offset to a large extent by corresponding charges or benefits in the cumulative translation adjustment in stockholders’ investment with no overall economic effect.  These amounts are included in other income (expense), net in our consolidated statements of income.

BRISTOW GROUP INC. AND SUBSIDIARIES
SELECTED OPERATING DATA
(In thousands, except flight hours and percentages)

Beginning with our reporting for the three and twelve months ended March 31, 2007, we have made changes to the manner in which intercompany lease charges and depreciation are presented within our segments.  Intercompany lease revenues and expenses have been eliminated from our segment reporting, and depreciation expense of aircraft is presented in the segment that operates the aircraft.  Intercompany lease revenue was previously included in gross revenue for the segment leasing the aircraft to other segments with the related lease and operating expenses being included in the segment operating the aircraft during the period.  Also, depreciation expense associated with aircraft was previously included within operating expense of the segment leasing the aircraft to other segments versus the segment operating the aircraft.  Amounts presented for prior periods presented herein have been reclassified to conform to current period presentation.  In addition to selected operating data for the three and twelve months ended March 31, 2007 and the same periods in the prior year, we have presented in the tables below selected operating data for the last eight quarters based on the new segment presentation.

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
	(Unaudited)
Flight hours (excludes unconsolidated affiliates) (Unaudited):
Helicopter Services:
North America	34,304	34,694	152,803	150,240
South and Central America	9,528	9,271	38,417	38,469
Europe	10,605	9,325	42,377	38,648
West Africa	8,329	8,349	36,124	34,185
Southeast Asia	3,340	3,275	12,668	12,119
Other International	2,199	1,691	9,318	6,711
Consolidated total	68,305	66,605	291,707	280,372

Gross revenue:
Helicopter Services:
North America	$56,311	$54,766	$239,978	$216,482
South and Central America	13,498	12,407	52,820	42,869
Europe	79,368	61,628	297,934	245,294
West Africa	33,133	27,535	131,141	107,411
Southeast Asia	20,557	16,883	73,404	61,168
Other International	13,404	10,583	46,005	35,339
EH Centralized Operations	3,468	4,052	13,896	10,749
Intrasegment eliminations	(3,563)	(2,640)	(12,058)	(10,104)
Total Helicopter Services	216,176	185,214	843,120	709,208
Production Management Services	14,216	18,006	64,814	68,170
Corporate	500	653	475	693
Intersegment eliminations	(2,144)	(2,542)	(10,548)	(9,131)
Consolidated total	$228,748	$201,331	$897,861	$768,940

Operating income:
Helicopter Services:
North America	$6,963	$2,736	$29,210	$30,717
South and Central America	4,484	3,526	15,825	6,662
Europe	15,642	14,689	52,819	48,692
West Africa	5,779	1,462	18,798	11,981
Southeast Asia	4,695	3,401	13,370	9,851
Other International	2,380	3,669	9,309	9,062
EH Centralized Operations	(6,964)	(8,922)	(13,580)	(25,012)
Total Helicopter Services	32,979	20,561	125,751	91,953
Production Management Services	626	1,651	4,172	5,327
Gain on disposal of assets	4,911	1,378	10,618	102
Corporate	(6,113)	(4,667)	(25,238)	(23,587)
Consolidated total	$32,403	$18,923	$115,303	$73,795

Operating margin (Unaudited):
Helicopter Services:
North America	12.4%	5.0%	12.2%	14.2%
South and Central America	33.2%	28.4%	30.0%	15.5%
Europe	19.7%	23.8%	17.7%	19.9%
West Africa	17.4%	5.3%	14.3%	11.2%
Southeast Asia	22.8%	20.1%	18.2%	16.1%
Other International	17.8%	34.7%	20.2%	25.6%
Total Helicopter Services	15.3%	11.1%	14.9%	13.0%
Production Management Services	4.4%	9.2%	6.4%	7.8%
Consolidated total	14.2%	9.4%	12.8%	9.6%

	Prior Segment Classification	New Segment Classification
	Three Months Ended
	March 31, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006
	(Unaudited)
Flight hours (excludes unconsolidated affiliates):
Helicopter Services:
North America	34,304	34,304	34,742	41,148	42,609
South and Central America	9,528	9,528	9,973	9,631	9,285
Europe	10,605	10,605	10,917	10,685	10,170
West Africa	8,329	8,329	9,733	9,179	8,883
Southeast Asia	3,340	3,340	3,059	3,063	3,206
Other International	2,199	2,199	2,641	2,426	2,052
Consolidated total	68,305	68,305	71,065	76,132	76,205

Gross revenue:
Helicopter Services:
North America	$61,452	$56,311	$57,795	$62,504	$63,368
South and Central America	13,814	13,498	13,173	13,137	13,012
Europe	78,779	79,368	73,879	72,706	71,981
West Africa	33,133	33,133	35,062	31,210	31,736
Southeast Asia	20,557	20,557	18,181	17,626	17,040
Other International	13,404	13,404	11,462	12,184	8,955
EH Centralized Operations	17,001	3,468	3,816	3,538	3,074
Intrasegment eliminations	(21,964)	(3,563)	(2,359)	(3,276)	(2,860)
Total Helicopter Services	216,176	216,176	211,009	209,629	206,306
Production Management Services	14,216	14,216	15,130	17,784	17,684
Corporate	500	500	—	—	(25)
Intersegment eliminations	(2,144)	(2,144)	(2,297)	(3,204)	(2,903)
Consolidated total	$228,748	$228,748	$223,842	$224,209	$221,062

Operating income:
Helicopter Services:
North America	$10,290	$6,963	$5,907	$7,107	$9,233
South and Central America	3,437	4,484	3,747	3,624	3,970
Europe	8,642	15,642	9,554	13,527	14,096
West Africa	3,107	5,779	5,838	2,848	4,333
Southeast Asia	2,868	4,695	3,030	3,210	2,435
Other International	1,651	2,380	1,642	3,771	1,516
EH Centralized Operations	2,984	(6,964)	(2,265)	(2,584)	(1,767)
Total Helicopter Services	32,979	32,979	27,453	31,503	33,816
Production Management Services	626	626	739	1,394	1,413
Gain on disposal of assets	4,911	4,911	1,042	3,667	998
Corporate	(6,113)	(6,113)	(8,255)	(5,703)	(5,167)
Consolidated total	$32,403	$32,403	$20,979	$30,861	$31,060

Operating margin:
Helicopter Services:
North America	16.7%	12.4%	10.2%	11.4%	14.6%
South and Central America	24.9%	33.2%	28.4%	27.6%	30.5%
Europe	11.0%	19.7%	12.9%	18.6%	19.6%
West Africa	9.4%	17.4%	16.7%	9.1%	13.7%
Southeast Asia	14.0%	22.8%	16.7%	18.2%	14.3%
Other International	12.3%	17.8%	14.3%	31.0%	16.9%
Total Helicopter Services	15.3%	15.3%	13.0%	15.0%	16.4%
Production Management Services	4.4%	4.4%	4.9%	7.8%	8.0%
Consolidated total	14.2%	14.2%	9.4%	13.8%	14.1%

	New Segment Classification
	Three Months Ended
	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005
	(Unaudited)
Flight hours (excludes unconsolidated affiliates):
Helicopter Services:
North America	34,694	38,151	39,663	37,732
South and Central America	9,271	9,569	10,113	9,516
Europe	9,325	9,329	10,263	9,731
West Africa	8,349	8,867	8,625	8,344
Southeast Asia	3,275	3,117	3,005	2,722
Other International	1,691	1,728	1,689	1,603
Consolidated total	66,605	70,761	73,358	69,648

Gross revenue:
Helicopter Services:
North America	$54,766	$53,984	$58,246	$49,486
South and Central America	12,407	10,978	9,897	9,587
Europe	61,628	60,586	63,312	59,768
West Africa	27,535	27,427	26,539	25,910
Southeast Asia	16,883	15,789	14,688	13,808
Other International	10,583	9,087	8,081	7,588
EH Centralized Operations	4,052	3,103	1,656	1,938
Intrasegment eliminations	(2,640)	(2,356)	(2,976)	(2,132)
Total Helicopter Services	185,214	178,598	179,443	165,953
Production Management Services	18,006	16,253	16,942	16,969
Corporate	653	8	16	16
Intersegment eliminations	(2,542)	(2,592)	(1,996)	(2,001)
Consolidated total	$201,331	$192,267	$194,405	$180,937

Operating income:
Helicopter Services:
North America	$2,736	$7,162	$12,814	$8,005
South and Central America	3,526	1,803	560	773
Europe	14,689	8,351	14,460	11,192
West Africa	1,462	3,364	3,589	3,566
Southeast Asia	3,401	3,071	1,584	1,795
Other International	3,669	2,682	1,273	1,438
EH Centralized Operations	(8,922)	(3,628)	(5,527)	(6,935)
Total Helicopter Services	20,561	22,805	28,753	19,834
Production Management Services	1,651	1,117	1,239	1,320
Gain on disposal of assets	1,378	(373)	(1,495)	592
Corporate	(4,667)	(5,817)	(6,402)	(6,701)
Consolidated total	$18,923	$17,732	$22,095	$15,045

Operating margin:
Helicopter Services:
North America	5.0%	13.3%	22.0%	16.2%
South and Central America	28.4%	16.4%	5.7%	8.1%
Europe	23.8%	13.8%	22.8%	18.7%
West Africa	5.3%	12.3%	13.5%	13.8%
Southeast Asia	20.1%	19.5%	10.8%	13.0%
Other International	34.7%	29.5%	15.8%	19.0%
Total Helicopter Services	11.1%	12.8%	16.0%	12.0%
Production Management Services	9.2%	6.9%	7.3%	7.8%
Consolidated total	9.4%	9.2%	11.4%	8.3%